INDEPENDENT AUDITORS' CONSENT




To the Shareholders and Board of Trustees of the RWB/WPG U.S. Large Stock Fund:

We consent to the use of our report dated January 19, 1998 with respect to the RWB/WPG U.S. Large Stock Fund incorporated herein by reference and to the references of our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.




KPMG Peat Marwick LLP

New York, New York
June 9, 1998